EXHIBIT 4.4
FIRST SUPPLEMENTAL INDENTURE
          FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 28, 2010, by and among Vanguard Health Holding Company I, LLC, a Delaware limited liability company (“VHS Holdco I”), Vanguard Holding Company I, Inc., a Delaware corporation (“VHS Holdco I Inc.” and, together with VHS Holdco I, the “Companies”), the guarantor defined therein (the “Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”) to the Indenture, dated as of September 23, 2004 (the “Indenture”).
WITNESSETH:
          WHEREAS, the Companies, the Guarantor and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of 11 1/4% Senior Discount Notes due 2015 (the “Securities”) of the Companies;
          WHEREAS, there is currently outstanding under the Indenture $216,000,000 in aggregate principal amount at maturity of the Securities;
          WHEREAS, Vanguard Health Holding Company II, LLC and Vanguard Holding Company II, Inc. co-issued $950,000,000 of 8% Senior Notes due 2018, which requires the amendment and/or waiver of various provisions of the Indenture;
          WHEREAS, Section 9.02 of the Indenture provides that the Companies and the Trustee may, with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, (i) enter into a supplemental indenture for the purpose of amending the Indenture or (ii) waive compliance with certain provisions of the Indenture;
          WHEREAS, VHS Holdco I has offered to purchase for cash any and all of the outstanding Securities upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated January 14, 2010 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Consent and Letter of Transmittal (as the same may be amended or supplemented from time to time, and, together with the Statement, the “Offer”), from each Holder of such Securities;
          WHEREAS, the Offer is conditioned upon, among other things, the proposed amendments and waivers (the “Proposed Amendments”) to the Indenture set forth herein having been approved by at least a majority in aggregate principal amount at maturity of the outstanding Securities (and a supplemental indenture in respect thereof having been executed and delivered) with the effectiveness of such Proposed Amendments with respect to the Securities being subject to the acceptance for payment by VHS Holdco I of the Securities representing a majority in aggregate principal amount at maturity of the outstanding Securities pursuant to the Offer (the “Acceptance”);
          WHEREAS, VHS Holdco I has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture;
          WHEREAS, the Companies and the Guarantor have been authorized by resolutions of their respective Board of Representatives and Board of Directors, as the case may be, to enter into this Supplemental Indenture; and

          WHEREAS, the Companies have delivered to the Trustee an Officers’ Certificate (as defined in the Indenture) as well as an Opinion of Counsel (as defined in the Indenture) to the effect that the execution and delivery of this Supplemental Indenture by the Companies is authorized or permitted under the Indenture and that all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture to be complied with by the Companies have been complied with; and
          WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of formation or certificate of incorporation, as the case may be, and the operating agreement or by-laws, as the case may be, of each of the Companies to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;
          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Securities, the Companies, the Guarantor and the Trustee hereby agree as follows:
ARTICLE ONE
Section 1.01 Definitions.
          Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
          Section 1.01 of the Indenture is amended with respect to the Securities by deleting all definitions of terms, and references to definitions of terms, that are used exclusively in the text of the Indenture and in the text of the Securities that are being otherwise eliminated by this Supplemental Indenture.
ARTICLE TWO
Section 2.01 Amendments to Table of Contents
          The Table of Contents of the Indenture is amended by deleting the titles to Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.19 in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
Section 2.02 Amendment of Section 4.03.
          The provisions of Section 4.03 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
Section 2.03 Amendment of Section 4.04.
          The provisions of Section 4.04 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
Section 2.04 Amendment of Section 4.07.

          The provisions of Section 4.07 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
Section 2.05 Amendment of Section 4.08.
          The provisions of Section 4.08 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
Section 2.06 Amendment of Section 4.09
          The provisions of Section 4.09 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
Section 2.07 Amendment of Section 4.10.
          The provisions of Section 4.10 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
Section 2.08 Amendment of Section 4.11.
          The provisions of Section 4.11 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
Section 2.09 Amendment of Section 4.12.
          The provisions of Section 4.12 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
Section 2.10 Amendment of Section 4.13.
          The provisions of Section 4.13 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
Section 2.11 Amendment of Section 4.14.
          The provisions of Section 4.14 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
Section 2.12 Amendment of Section 4.15.
          The provisions of Section 4.15 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
Section 2.13 Amendment of Section 4.19.
          The provisions of Section 4.19 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
Section 2.14 Amendment of Section 5.01.

          The provisions of Section 5.01 of the Indenture are amended by deleting the text of clauses (3), (4) and (5) from Section 5.01 of the Indenture and inserting in lieu thereof the phrase “[intentionally omitted]”.
Section 2.15 Amendment of Section 6.01.
          The provisions of Section 6.01 of the Indenture are amended by deleting the text of clauses (3) through (7) from Section 6.01 and inserting in lieu thereof the phrase “[intentionally omitted]”.
ARTICLE THREE
Section 3.01 Effectiveness of Amendments
          This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The Amendments set forth in Article Two hereof will only become operative concurrently with prior to the acceptance for payment of Securities validly tendered and not withdrawn at or prior to the Consent Payment Deadline (as defined in the Statement) pursuant to the Offer therefor.
Section 3.02 Continuing Effect of Indenture.
          Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Securities outstanding thereunder shall remain in full force and effect. On and after the Acceptance, each reference in the Indenture to “the Indenture,” “this Indenture,” “hereunder,” “hereof” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires.
Section 3.03 Construction of Supplemental Indenture.
          The Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 3.04 Trust Indenture Act Controls.
          If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.
Section 3.05 Trustee Disclaimer.
          The recitals contained in this Supplemental Indenture shall be taken as the statements of the Companies, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.
Section 3.06 Counterparts.

          This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 3.07 Supplemental Indenture Forms Part of Indenture.
          The Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture for all purposes. The Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.
Section 3.08 Headings.
          The section headings herein are for convenience only and shall not affect the construction thereof.
Section 3.09 Severability.
          In case any provision in this Supplemental Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

VANGUARD HEALTH HOLDING COMPANY I, LLC
By:	/s/ PHILLIP W. ROE
	Name:	Phillip W. Roe
	Title:	Executive Vice President Chief Financial Officer & Treasurer

VANGUARD HOLDING COMPANY I, INC.
By:	/s/ PHILLIP W. ROE
	Name:	Phillip W. Roe
	Title:	Executive Vice President Chief Financial Officer & Treasurer

VANGUARD HEALTH SYSTEMS, INC.
By:	/s/ PHILLIP W. ROE
	Name:	Phillip W. Roe
	Title:	Executive Vice President Chief Financial Officer & Treasurer
[Signature Page to 11 1/4% Senior Discount Notes due 2015 Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ RICHARD PROKOSCH
	Name:	Richard Prokosch
	Title:	Vice President

[Signature Page to 11 1/4% Senior Discount Notes due 2015 Supplemental Indenture]